Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

TO INDENTURE DATED AS OF JULY 22, 2011

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 31, 2014, among YRC Worldwide Inc., a Delaware corporation (the “Company”), the Guarantors parties to the Indenture referred below (collectively, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

WITNESSETH

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of July 22, 2011, providing for the issuance of 10.0% Series B Convertible Senior Secured Notes due 2015 (the “Notes”), as amended by the Supplemental Indentures, dated as of September 14, 2011 and December 31, 2011, respectively (together with the Base Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee;

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes, and the Collateral Documents with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (the “Required Consents”); provided that the release of all or substantially all of the Guarantors from their obligations under the New Money Note Documents or all or substantially all of the Collateral from the Lien of the Indenture and the Collateral Documents requires the consent of at least 66 2/3% in aggregate principal amount of the Notes then outstanding (the “Required Collateral Consents”);

WHEREAS, the Company desires to amend certain provisions of the Indenture, as set forth in Article I of this Supplemental Indenture (the “Proposed Amendments”);

WHEREAS, in connection with a series of transactions (the “Transactions”) with certain holders of the Notes, and pursuant to Section 1.05 of the Base Indenture, the Company has received and delivered to the Trustee the Required Consents and the Required Collateral Consents to the Proposed Amendments;

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate or analogous action on the part of the Company and the Guarantors; and

WHEREAS, the Company has requested and hereby requests that the Trustee join in the execution and delivery of this Supplemental Indenture.

NOW, THEREFORE, in consideration for the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

WAIVER, RELEASE AND AMENDMENTS

1. Waiver of Existing Defaults and Events of Default; Other Waivers. Effective upon receipt by the Trustee of the Company’s notification to the Trustee that the Transactions have been consummated (such date and time, the “Effective Date”), any and all Defaults and Events of Default that have arisen or may arise under the Indenture which are existing on the Effective Date are hereby waived, except those that may have arisen as a result of a failure by the Company to pay the due and payable principal, premium or interest payments on the Notes in compliance with Section 4.01 of the Indenture and paragraph (1) of the Notes or any Liquidated Damages on the Notes or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note. Each Holder that has delivered a Required Consent or a Required Collateral Consent, as applicable, as to itself only, hereby waives, effective upon the Effective Date, the application of the provisions of Section 1.05 of the Indenture relating to notice and the fixing of a special record date.

2. Amendments to the Indenture. Effective upon the Effective Date:

(a) The following sections of the Indenture and all references thereto in the indenture will be deleted in their entirety and replaced with “[Intentionally Omitted]” and the Company and the Guarantors shall be released from their obligations under the following sections of the Indenture:

(i)	Section 4.04 “Maintenance of Office or Agency”;

(ii)	Section 4.06 “Required Charter Amendment; Liquidated Damages”;

(iii)	Section 4.08 “Maintenance of Properties”;

(iv)	Section 4.09 “After-Acquired Property”;

(v)	Section 4.10 “Future Subsidiary Guarantors”;

(vi)	Section 4.11 “Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(vii)	Section 4.12 “Limitation on Restricted Payments”;

(viii)	Section 4.13 “Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(ix)	Section 4.14 “Asset Sales”;

(x)	Section 4.15 “Transactions with Affiliates”;

(xi)	Section 4.16 “Change of Control”;

(xii)	Section 4.17 “Liens”;

(xiii)	Section 5.01 “When the Company May Merge or Transfer Assets”;

(xiv)	Article XII “GUARANTEES”;

(xv)	Article XIII “COLLATERAL”;

(b) Sections 4.02, 4.03, and 4.05 of the Indenture are hereby amended to state, in their entirety, the following:

“The Company shall comply with Section 314 of the TIA; provided that to the extent the Company is required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, the Company shall file such Exchange Act reports with the Trustee within 15 days after it files such reports with the SEC.”;

(c) Section 6.01 of the Indenture is hereby amended to state, in its entirety, the following:

“Section 6.01. Events of Default.

Each of the following is an “Event of Default”:

(A) default for 30 days in the payment when due of interest, if any, on, the Securities; and

(B) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium on, if any, the Securities.”;

(d) The first paragraph of Section 6.02 of the Indenture is hereby amended to state, in its entirety, the following: “If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities may declare all the Secured Obligations to be due and payable immediately. Upon any such declaration, the Secured Obligations shall become due and payable immediately; provided, that so long as any Indebtedness permitted to be incurred pursuant to any Credit Agreement is outstanding, such acceleration will not be effective until the earlier of (1) the acceleration of such Indebtedness under any such Credit Agreement or (2) five business days after receipt by the Company of written notice of such acceleration.”; and

(e) All references to Section 6.01 of the Indenture shall mean Section 6.01 as amended by this Supplemental Indenture.

3. Release of Liens and Obligations Under the Collateral Trust Agreement and Collateral Documents. Effective as of the Effective Date, (a) the Liens on all of the Collateral securing the Secured Obligations are released and discharged, (b) such Liens are automatically released and such Secured Obligations shall no longer be secured by such Collateral and (c) all right, title and interest of the Collateral Trustee in and to such Collateral in respect of the Secured Obligations reverts to the Issuer and Guarantors, in each case without further act by any Person.

ARTICLE II

MISCELLANEOUS

1. Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby; provided, that the waivers and amendments to the Indenture set forth in Article I of this Supplemental Indenture shall become operative as specified in Article I hereof. Prior to the Effective Date, the Company may terminate this Supplemental Indenture upon written notice to the Trustee.

2. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

3. Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

4. Confirmation and Preservation of Indenture. The Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

5. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

7. Successors. All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors, subject to Section 7.07 of the Indenture.

8. Acceptance by Trustee. The Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture.

9. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Notes relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

10. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING NEW YORK GENERAL OBLIGATION LAW §5-1401 AND ANY SUCCESSOR THERETO).

11. Submission to Jurisdiction; Service of Process; Waiver of Jury Trial. Each of the Company and the Guarantors hereby irrevocably and unconditionally submits, for each of them and their property, to the general jurisdiction of the New York State courts or the federal courts of the United States of America for the Southern District of New York, in each case sitting in the Borough of Manhattan, City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Supplemental Indenture, the Notes or the Guarantees, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other or in any other manner provided by law. Each of the Company and the Guarantors hereby irrevocably and unconditionally waives, and agrees not to plea or claim, to the fullest extent they may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Supplemental Indenture, the Notes or the Guarantees in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

EACH PARTY HERETO, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE, THE NOTES OR GUARANTEES OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

12. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Supplemental Indenture by telecopy or other electronic transmission shall be effective as delivery of an original manually executed counterpart of this Supplemental Indenture.

13. Effect of Headings. The Article and Section headings herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

14. Trustee. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and each Guarantor and not those of the Trustee and the Trustee assumes no responsibility for their correctness.

15. Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Supplemental Indenture or the Indenture by the TIA, the required provision shall control.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

YRC WORLDWIDE INC.

By:	/s/ Stephanie D. Fisher
Name: Stephanie D. Fisher
Title: Vice President

YRC INC.

By:	/s/ Phil J. Gaines
Name: Phil J. Gaines
Title: Senior Vice President, Finance and Chief Financial Officer

YRC ENTERPRISE SERVICES, INC.

By:	/s/ Phil J. Gaines
Name: Phil J. Gaines
Title: Senior Vice President, Finance and Chief Financial Officer

ROADWAY LLC

By:	/s/ Phil J. Gaines
Name: Phil J. Gaines
Title: Senior Vice President, Finance and Chief Financial Officer

ROADWAY NEXT DAY CORPORATION

By:	/s/ Stephanie D. Fisher
Name: Stephanie D. Fisher
Title: Vice President

YRC REGIONAL TRANSPORTATION, INC.

By:	/s/ Stephanie D. Fisher
Name: Stephanie D. Fisher
Title: Vice President

USF HOLLAND INC.

By:	/s/ Mark Boehmer
Name: Mark Boehmer
Title: Vice President

USF REDDAWAY INC.

By:	/s/ Mark Boehmer
Name: Mark Boehmer
Title: Vice President

USF GLEN MOORE INC.

By:	/s/ Stephanie D. Fisher
Name: Stephanie D. Fisher
Title: Vice President

YRC LOGISTICS SERVICES, INC.

By:	/s/ Stephanie D. Fisher
Name: Stephanie D. Fisher
Title: Vice President

YRC ASSOCIATION SOLUTIONS, INC.

By:	/s/ Phil J. Gaines
Name: Phil J. Gaines
Title: Senior Vice President, Finance and Chief Financial Officer

EXPRESS LANE SERVICE, INC.

By:	/s/ Phil J. Gaines
Name: Phil J. Gaines
Title: Senior Vice President, Finance and Chief Financial Officer

YRC INTERNATIONAL INVESTMENTS, INC.

By:	/s/ Stephanie D. Fisher
Name: Stephanie D. Fisher
Title: Vice President

USF REDSTAR LLC

By:	/s/ Stephanie D. Fisher
Name: Stephanie D. Fisher
Title: Vice President

USF DUGAN INC.

By:	/s/ Stephanie D. Fisher
Name: Stephanie D. Fisher
Title: Vice President

YRC MORTGAGES, LLC

By:	/s/ Stephanie D. Fisher
Name: Stephanie D. Fisher
Title: Vice President

NEW PENN MOTOR EXPRESS, INC.

By:	/s/ Stephanie D. Fisher
Name: Stephanie D. Fisher
Title: Vice President

ROADWAY EXPRESS INTERNATIONAL, INC.

By:	/s/ Phil J. Gaines
Name: Phil J. Gaines
Title: Senior Vice President, Finance and Chief Financial Officer

ROADWAY REVERSE LOGISTICS, INC.

By:	/s/ Phil J. Gaines
Name: Phil J. Gaines
Title: Senior Vice President, Finance and Chief Financial Officer

USF BESTWAY INC.

By:	/s/ Stephanie D. Fisher
Name: Stephanie D. Fisher
Title: Vice President

U.S. Bank National Association, as Trustee

By:	/s/ George J. Rayzis
Name: George J. Rayzis
Title: Vice President

[Signature Page to Third Supplemental Indenture]